EXHIBIT 16.1



January 7, 2009

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Dear Ladies and Gentlemen:

We have read the disclosure by Chandler (U.S.A.), Inc. (the Company) set forth in Item 4.01 CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANTS of the Company's Current Report on Form 8-K dated January 7, 2009 (the Current Report) and are in agreement with the disclosure in the Current Report, insofar as it pertains to our predecessor firm, Tullius Taylor Sartain & Sartain LLP.

Sincerely,

HOGANTAYLOR LLP

/s/ Randa R. Vernon
Randa R. Vernon, CPA